UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 27, 2018

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2018, PRGX Global, Inc. (the “Company”), its wholly-owned subsidiary PRGX USA, Inc. (the Company and PRGX USA, Inc. are collectively referred to as the “Borrowers”), and each of the Company’s subsidiaries that are guarantors (the “Guarantors”) under the SunTrust Credit Agreement (as defined herein) entered into a Twelfth Loan Documents Modification Agreement (the “Amendment”) with SunTrust Bank as Administrative Agent, the sole Lender and Issuing Bank (“SunTrust”), which amends that certain Amended and Restated Revolving Credit Agreement, dated as of December 23, 2014, as amended, by and among the Borrowers and SunTrust (the “SunTrust Credit Agreement”).

The Amendment amended the SunTrust Credit Agreement to modify the minimum fixed charge coverage ratio required for the Company with respect to the Company’s fiscal quarter ended September 30, 2018. The Amendment also clarified that the Company’s right to repurchase or otherwise reacquire its outstanding common stock also applies to the repurchase or other reacquisition of outstanding options or warrants to acquire shares of the Company’s common stock.

A copy of the Amendment is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2018, the Company entered into a Separation Agreement (the “Separation Agreement”) with Deborah M. Schleicher, the Company’s prior Chief Financial Officer, Treasurer and Controller. Pursuant to the Separation Agreement, the employment agreement between the Company and Ms. Schleicher was terminated. Ms. Schleicher’s active service as Chief Financial Officer, Treasurer and Controller ended on August 30, 2018 and her employment with the Company terminated effective as of September 29, 2018. The other material terms of the Separation Agreement are as follows:

1. Post-employment Compensation. The Separation Agreement provides for the Company to pay severance to Ms. Schleicher in the form of salary continuation for six (6) months from the date of termination of Ms. Schleicher’s employment to be paid in accordance with the Company’s standard pay practices. Ms. Schleicher will also receive the actual earned full-year bonus, if any, that she would have received for 2018, pro-rated based on the number of days she was employed. Such bonus, if any, will be paid at the time such bonus would otherwise have been paid had Ms. Schleicher continued employment. The Company will permit Ms. Schleicher to continue healthcare plan coverage for herself, her spouse, and her eligible dependents for a period of six (6) months from the termination date on the same basis and at the same cost as if she remained employed, provided that such coverage shall terminate in the event Ms. Schleicher becomes eligible for coverage under another employer’s plan. A prorated number of Ms. Schleicher’s outstanding unvested options and shares of restricted stock that would have vested based solely on the continued employment of Ms. Schleicher through the first applicable vesting date immediately following the date of termination of Ms. Schleicher’s employment based on the number of months elapsed since the immediately preceding vesting date (or, if none, since the grant date) will vest in full on the date which the applicable revocation period expires under a release agreement executed by Ms. Schleicher, provided that Ms. Schleicher has not elected to revoke the release. Ms. Schleicher’s outstanding stock options will remain outstanding until the earlier of (a) one year from the termination date or (b) the original expiration date of the options. The Separation Agreement also provides for the Company to make a single lump sum payment to Ms. Schleicher in the aggregate amount of $50,000 on the first bi-weekly payroll date for the Company occurring after the date upon which the revocation period expires under the release agreement executed by Ms. Schleicher, provided that Ms. Schleicher has not elected to revoke the release and on which it is administratively practicable to make such payment. Ms. Schleicher is also entitled to one year of outplacement services of up to $20,000.

2. Business Protection Agreements. Ms. Schleicher is bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of the Company.

3. Release. Ms. Schleicher will execute and deliver to the Company a release, pursuant to which Ms. Schleicher will agree to release all claims, causes of action, liabilities or demands of any kind or nature, known or unknown, arising on or before the date of the release against the Company and its subsidiaries and affiliates and their respective officers, directors, employees, agents, insurers, assigns and successors in interest, subject to the expiration of the applicable revocation period under the release.

The foregoing description is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

10.1

Twelfth Loan Documents Modification Agreement dated September 28, 2018, by and among PRGX Global, Inc. and PRGX USA, Inc., as borrowers, the other direct and indirect subsidiaries of PRGX Global, Inc. signatory thereto, and SunTrust Bank, as administrative agent, the sole lender and issuing bank

10.2	Separation Agreement dated September 27, 2018, by and between Deborah M. Schleicher and the Company

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Twelfth Loan Documents Modification Agreement dated September 28, 2018, by and among PRGX Global, Inc. and PRGX USA, Inc., as borrowers, the other direct and indirect subsidiaries of PRGX Global, Inc. signatory thereto, and SunTrust Bank, as administrative agent, the sole lender and issuing bank

10.2	Separation Agreement dated September 27, 2018, by and between Deborah M. Schleicher and the Company

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums Senior Vice President, Secretary and General Counsel

Dated: October 2, 2018